EXHIBIT 99.1
                                                                    ------------
NESTOR, INC.
400 Massasoit Avenue
Suite 200
East Providence, RI 02914
Ph: (401) 434-5522
Fax: (401) 434-5809
www.nestor.com






FOR IMMEDIATE RELEASE


CONTACT:   Nigel P. Hebborn, Chief Operating Officer
           (401) 434-5522 ext. 714 www.nestor.com

                   NESTOR, INC. REPORTS FIRST QUARTER RESULTS,
                           APPOINTMENT OF NEW CFO AND
                ABILITY TO HEAR ANNUAL MEETING BY CONFERENCE CALL
                -------------------------------------------------

PROVIDENCE, RI - JUNE 8, 2004- Nestor, Inc. (OTC BB: NESO), a leading provider of video-based traffic safety solutions and services, is pleased to announce first quarter 2004 results. Revenues for the period ending March 31, 2004 increased 217% to $1,099,332 versus revenues of $346,727 for the same period 2003. Net loss for the period was reduced by 50% to $524,985 from $1,045,347 in 2003. The reduction in net loss was primarily due to a $508,124 gain on the early extinguishment of debt in January 2004. The Company had cash and short-term investments of approximately $5.2 million on March 31, 2004, versus approximately $871,000 on March 31, 2003, and $5.4 million on December 31, 2003. More details concerning the Company's first quarter 2004 results may be found in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange on May 12, 2004

In other news, Nestor, Inc. has recently appointed Claire M. Iacobucci as Chief Financial Officer. Ms. Iacobucci has served with Nestor since 1996, most recently as Corporate Controller. William B. Danzell, Chief Executive Officer of Nestor, Inc. stated, "We are excited to have Ms. Iacobucci serving in this role; her firm understanding of the business and her extensive financial background will help guide Nestor as we continue to grow the Company. The last year was really focused on getting Nestor's balance sheet in order. Now, having stabilized our balance sheet, we will continue to install systems already under contract and continue to seek new business opportunities through aggressive sales and marketing initiatives. We look to Ms. Iacobucci's continued financial guidance and sound judgment to help us throughout this process."

Nestor Traffic Systems, Inc. (NTS), a wholly owned subsidiary of Nestor, Inc., is the sole provider of the CrossingGuard(R) Automated Red Light Enforcement System. CrossingGuard offers its customers the benefits of non-invasive installations, full video evidence, 24/7 automated system monitoring, and a unique Collision Avoidance safety feature. NTS' patented system is offered as a turnkey system from initial intersection analysis to processing and support services.

Nestor, Inc. will be holding its annual shareholders' meeting at the Squantum Association in East Providence, RI on June 24th at 10:00 a.m. At the meeting, CEO William B. Danzell will recap the Company's first quarter results, address current Company objectives, and discuss industry trends and expectations for the remainder of fiscal 2004. Those who are unable to attend in person may listen to the meeting, including Mr. Danzell's presentation, by calling 1-800-510-6979 and using conference ID # 9838221. Note that calling in allows for listening only and does not constitute attendance at the meeting. The conference call is open to the general public; one need not be shareholder to listen to the meeting.

Statements in this press release about future expectations, plans and prospects for Nestor, including statements containing the words "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. We may not achieve

                                     -MORE-

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NESTOR, INC. - JUNE 8, 2004                                             2/2/2/2



the plans, intentions or expectations disclosed in our forward-looking statements and investors should not place undue reliance on our forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including: market acceptance of our products, competition, patent protection of our technology, and other factors discussed in Exhibit 99.1 to our most recent annual report filed with the SEC. The forward-looking statements included in this press release represent our current views and we specifically disclaim any obligation to update these forward-looking statements in the future.

Detailed financial information is reported in the Nestor, Inc. 2003 Annual Report and Quarterly Reports and may be obtained by contacting the Company directly. CrossingGuard is a registered trademark of Nestor Traffic Systems, Inc. For more information, call (401) 434-5522 or visit www.nestor.com.

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